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                                                              Exhibit (h)(23)


                                   SCHEDULE B
                            PORTFOLIO AND OTHER FUNDS
                             ADVISED BY THE ADVISER


I.      Portfolios

Participating Series of Van Eck Worldwide Insurance Trust

        Worldwide Absolute Return Fund
        Worldwide Emerging Markets Fund
        Worldwide Hard Assets Fund
        Worldwide Real Estate Fund



Participating Series of Levco Series Fund

        Levco Equity Value Fund